UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 30, 2009

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202 Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2009, pursuant to the execution of nonqualified stock option agreements, we granted options to purchase 6,000,000 shares of our common stock in exchange for the return and cancellation of 6,500,000 restricted shares of common stock currently held by our three directors and two officers.  The options have a five-year term and an exercise price of $0.05, which exceeded the volume weighted average closing price of our stock on the five trading days prior to the grant.  Per the terms of the nonqualified stock option agreements, the options vest immediately and will expire five years from date of grant or ninety (90) days subsequent to the termination of employment or membership on the Company’s board of directors, whichever occurs earlier.

In addition, on October 30, 2009, our board of directors approved the renewal of the Amended Employment Agreements for Brad Colby, our President and Chief Executive Officer, and Craig Phelps, our Vice President of Engineering, for a period of two years.  The terms of employment and annual compensation amounts included in the renewed employment agreements are substantially the same as the predecessor agreements.  The renewed employment agreements do not include any additional stock option grants or any form of advance compensation.

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

We issued a press release on October 30, 2009, in which we announced the grant of the stock options and return and cancellation of the restricted stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
99.1	Press Release dated October 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2009	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer